     As filed with the Securities and Exchange Commission on August 19, 1999
                                                Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                        NEW PLAN EXCEL REALTY TRUST, INC.
           (Exact Name of Registrant as Specified in Its Charter)

            MARYLAND                                            33-0160389
(State or Other Jurisdiction of                                (IRS Employer
 Incorporation or Organization)                              Identification No.)

                           1120 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                                 (212) 869-3000
               (Address of Principal Executive Offices) (Zip Code)

                        NEW PLAN EXCEL REALTY TRUST, INC.
                        DIRECTORS' 1994 STOCK OPTION PLAN
                            (Full Title of the Plan)

                             STEVEN F. SIEGEL, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                        NEW PLAN EXCEL REALTY TRUST, INC.
                           1120 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                     (Name and Address of Agent For Service)

                                 (212) 869-3000
          (Telephone Number, Including Area Code, of Agent for Service)
   --------------------------------------------------------------------------
                                   COPIES TO:
                          J. WARREN GORRELL, JR., ESQ.
                              DAVID W. BONSER, ESQ.
                             HOGAN & HARTSON L.L.P.
                          885 THIRD AVENUE, 26TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 409-9800
      ---------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE


      Title of Securities        Amount To Be  Proposed Maximum             Proposed Maximum              Amount of
        To Be Registered          Registered   Offering Price Per Share(1)  Aggregate Offering Price(1)   Registration Fee

Common Stock, par value
$.01 per share                      42,100               $ 18.5625               $ 781,481             $ 217.25



(1) Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee, based on the average of the high and low prices per share of the common stock of New Plan Excel Realty Trust, Inc., par value $.01 per share, on August 16, 1999, as reported on the New York Stock Exchange.

This Registration Statement incorporates by reference the information contained in the earlier registration statement relating to the New Plan Excel Realty Trust, Inc. Directors' 1994 Stock Option Plan, filed on April 8, 1996 (Registration No. 333-02329).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of August 17, 1999.


                                     NEW PLAN EXCEL REALTY TRUST, INC.



                                     By:/s/ ARNOLD LAUBICH
                                        ----------------------------------------
                                           Arnold Laubich
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints William Newman or Arnold Laubich his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following officers and directors of the Registrant in the capacities and on the dates indicated.

              SIGNATURE                                       TITLE                               DATE
              ---------                                       -----                               ----

       /s/ WILLIAM NEWMAN                            Chairman of the Board of                  August 17, 1999
       ----------------------------------------      Directors
       William Newman

       /s/ ARNOLD LAUBICH                            Chief Executive Officer,                  August 17, 1999
       ----------------------------------------      President and Director
       Arnold Laubich

       /s/ JAMES M. STEUTERMAN                       Executive Vice President,                 August 17, 1999
       ----------------------------------------      Chief Operating Officer,
       James M. Steuterman                           and Director

       /s/ MICHAEL I. BROWN                                                                    August 17, 1999
       ----------------------------------------
       Michael I. Brown                              principal accounting officer

       /s/ DEAN BERNSTEIN                            Senior Vice President --                  August 17, 1999
       ----------------------------------------      Finance, and Director
       Dean Bernstein                                Principal Financial Officer


       /s/ RAYMOND H. BOTTORF                        Director                                  August 17, 1999
       ----------------------------------------
       Raymond H. Bottorf

       /s/ NORMAN GOLD                               Director                                  August 17, 1999
       ----------------------------------------
       Norman Gold

       /s/ MELVIN NEWMAN                             Director                                  August 17, 1999
       ----------------------------------------
       Melvin Newman

       /s/ BRUCE A. STALLER                          Director                                  August 17, 1999
       ----------------------------------------
       Bruce A. Staller

       /s/ JOHN WETZLER                              Director                                  August 17, 1999
       ----------------------------------------
       John Wetzler

       /s/ GREGORY WHITE                             Director                                  August 17, 1999
       ----------------------------------------
       Gregory White


                                  EXHIBIT INDEX

Exhibit
Number                                  Description
------                                  -----------
5.1      Opinion of Hogan & Hartson L.L.P.

23.1     Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)

23.2     Consent of PricewaterhouseCoopers LLP

24.1     Power of Attorney (included as part of signature page)

99.1     Directors' 1994 Stock Option Plan of the Company (Amended and Restated
         May 10, 1996), filed as Exhibit 10.8 to the Company's Annual Report on
         Form 10-K/A for the year ended December 31, 1998

99.2     Amendment to the 1994 Directors' Stock Option Plan of the Company
         (Amended and Restated May 10, 1996), dated September 28, 1998, filed as
         Exhibit 10.9 to the Company's Annual Report on Form 10-K/A for the year ended December 31, 1998
